UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2014 (August 22, 2014)

Republic Services, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

(480) 627-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01. Financial Statements and Exhibits.	4
SIGNATURES	5
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed Charles F. Serianni, current Vice President, Region Controller for the Company’s West Region, as the Company’s Executive Vice President, Chief Financial Officer, effective on August 22, 2014. Mr. Serianni is replacing Glenn A. Culpepper effective August 22, 2014.

Mr. Serianni, 52, is a seasoned senior executive with 30 years of experience in a variety of progressively more responsible roles. He was named Vice President, Region Controller for the Company’s West Region in July 2013. Before that, Mr. Serianni served as our Senior Vice President, Chief Accounting Officer from June 1998 to July 2013. He served as the Accounting Operations Director for Republic Industries, Inc. (AutoNation) from February 1997 to June 1998. Before that, Mr. Serianni served as the Accounting Operations Director for Sunglass Hut International, Inc. from May 1993 to February 1997, and as the Manager, Accounting and Auditing Services for Deloitte & Touche from September 1984 to May 1993.

On August 22, 2014, Mr. Serianni and the Company entered into an offer letter. The offer letter provides that Mr. Serianni will become Executive Vice President, Chief Financial Officer of the Company on or about August 22, 2014, at which time his base salary will increase from $306,000 to $450,000. It also provides that Mr. Serianni will be eligible for the following (all subject to the terms and conditions of the applicable plans and at the discretion of and subject to approval by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) or the Chief Executive Officer, as applicable):

•	management to recommend to the Committee that he continue to receive an annual cash bonus opportunity with a target of 80% of salary, under the Company’s Executive Incentive Plan (“EIP”). The annual bonus award granted to him in February 2014, which has a target award of 80% of base salary, to be prorated based on the amount of time in 2014 spent in his former role and the amount of time spent in his new role;

•	management to recommend to the Committee that he continue to participate in the Company’s Long-Term Incentive Plan (“LTIP”) under the EIP with an award target for the 2015-2017 LTIP performance cycle set at $250,000;

•	his LTIP awards for prior LTIP performance cycles to continue to be governed by the plans and award agreements under which they were granted, with the Company to supplement those with payments (the “LTIP Equivalents”) for each of the 2013-2015 and 2014-2016 performance cycles with targets of $14,667 and $29,333, respectively. The effect of the LTIP Equivalents, when taken together with his existing LTIP awards, will be to prorate his LTIP target between $206,000 (through December 31, 2014) and $250,000 (beginning January 1, 2015) for the 2013-2015 and 2014-2016 performance cycles;

•	equity awards upon commencement in his new role with a grant-date value of approximately $125,000 in stock options and $200,000 in restricted stock units;

•	management to recommend equity awards in 2015 with a grant-date value of approximately $250,000 in stock options and $500,000 in restricted stock units; and

•	a Company contribution of $65,000 in 2015 into his deferred compensation account.

The offer letter terminates Mr. Serianni’s December 5, 2008 Employment Agreement, as amended. Should Mr. Serianni’s employment with the Company terminate at any time while he is employed as Executive Vice President, Chief Financial Officer, his eligibility for separation benefits will be governed by the Company’s then-applicable Executive Separation Policy.

The above summary of the offer letter is not complete and is qualified in its entirety by reference to the terms of the offer letter, a copy of which is filed as Exhibit 10.1 and is incorporated in this Report by reference.

A copy of the press release dated August 25, 2014 announcing Mr. Serianni’s appointment as Executive Vice President, Chief Financial Officer is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated August 22, 2014, by and between Charles F. Serianni and Republic Services, Inc.

99.1	Press Release, dated August 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2014

REPUBLIC SERVICES, INC.

By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

5